                                                                     EXHIBIT 3.1

                         ARTICLES OF INCORPORATION OF

                            GUARANTY BANCORP, INC.

        I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act (the "Act"), do hereby adopt the following Articles of Incorporation for such corporation.

                                  ARTICLE I.

        The name of the corporation is Guaranty Bancorp, Inc.

                                  ARTICLE II.

        The period of its duration is perpetual.

                                 ARTICLE III.

        The purpose or purposes for which the corporation is organized are:

        (a)  To act as a bank holding company.

        (b) To buy, sell, lease, and deal in services, personal property, and real property.

        (c) To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or for the attainment of any one or more of the objects herein enumerated or which at any time appear conductive to or expedient for the protection or benefit of the corporation.

        (d)  For any lawful purpose.

        The foregoing clauses shall be construed as powers as well as objects and purposes, and the matter expressed in each clause shall, unless herein otherwise expressly provided, be in nowise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers, and shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the corporation.

                                  ARTICLE IV.

        A. The corporation is authorized to issue two classes of shares to be designated respectively "preferred" and "common". The total number of shares of all classes of stock which the corporation shall have authority to issue is 4,000,000 consisting of (1) 3,000,000 shares of Preferred Stock, par value $5.00 per share ("Preferred Stock"), and (2) 1,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock"). The consideration for the issuance of the shares shall be paid to or received by the corporation in full before the issuance and shall not be less than the par value per share. The consideration shall be as is permitted by the laws of the State of Texas. In the absence of actual fraud in the transaction, the judgement of the Board of Directors as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable.

        B. The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the relative rights and preferences of the shares of each such series, and the qualification, limitations, or restrictions thereon, including, but not limited to, determination of any of the following:

                (i) the designation of such series, and the number of shares to constitute such series;

                (ii) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

               (iii) the dividends, if any, payable on such series, and at what rates, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                (iv) whether the shares of such series shall be subject to redemption by the corporation, and, if so, the times, prices and other terms and conditions of such redemption;

                (v) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of the corporation;

                (vi) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

              (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other class or classes of securities and if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

                (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the same class or of any other class; and

                (x) any other powers, preferences and relative, participating optional and other special rights, and any qualifications, limitations and restrictions thereof.

The relative rights and preferences of each series of Preferred Stock, and the qualification, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding; provided, that all shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series. Any of the designations, preferences, limitations, or relative rights, including the voting rights, of any series of shares may be dependent upon facts ascertainable outside the Articles of Incorporation, provided that the manner in which such facts operate upon the designations, preferences, and relative rights, including the voting rights, of such series of shares is clearly set forth in the Articles of Incorporation. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

        C. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock out of assets legally available for dividends, but only at such times and in such amounts as the Board of Directors shall determine and declare. Upon the dissolution, liquidation or winding up of the corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

                                  ARTICLE V.

        The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                  ARTICLE VI.

        Except as may be otherwise provided in the Act, no contract, act or transaction of the corporation with any corporation, person or persons, firm, trust or association, or any other organization shall be affected or invalidated by the fact that any director, officer or shareholder of this corporation is a party to, or is interested in, such contract, act or transaction, or in any way connected with any such person or persons, firm, trust or association, or is a director, officer or shareholder of, or otherwise interested in, any such other corporation, nor shall any duty to pay damages on account to this corporation be imposed upon such director, officer or shareholder of this corporation solely by reason of such fact, regardless of whether the vote, action or presence of any such director, officer or shareholder may be, or may have been, necessary to obligate this corporation on, or in connection with, such contract, act or transaction, provided that if such vote, action or presence is, or shall have been, necessary, such interest or connection (other than an interest as a noncontrolling shareholder of any such other corporation) be known or disclosed to the Board of Directors of this corporation.

        Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                 ARTICLE VII.

        A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for:

                (1) a breach of a director's duty of loyalty to the corporation or its shareholders,

                (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law,

                (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office,

                (4) an act or omission for which the liability of a director is expressly provided for by statute, or

                (5) an act related to an unlawful stock repurchase or payment of a dividend.

If the Texas Civil Statutes are amended after approval by the corporation's shareholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or eliminating or limiting the personal liability of officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by law. No repeal or modification of this Article VII by the shareholders shall adversely affect any right or protection of a director or officer of the corporation existing by virtue of this Article VII at the time of such repeal or modification.

                                 ARTICLE VIII.

        (a) The corporation shall indemnify and hold harmless any person who was, is, or is threatened to be named a defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding by reason of the fact that he is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture sold proprietorship, trust, employee benefit plan or other enterprise, against judgements, penalties (including excise and similar taxes), fines, and reasonable expenses (including attorney's fees) actually incurred; provided that he (i) conducted himself in good faith, (ii) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests and, in all other cases that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and provided further that (i) he was not found liable on the basis that he improperly received a personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity and (ii) he was not found liable to the corporation. A person found liable either to the corporation or on the basis that personal benefit was improperly received by him, may only be indemnified for reasonable expenses (including attorneys' fees) actually incurred by the person in connection with the proceeding, however if that person was found liable for willful or intentional misconduct in the performance of his duty to the corporation, the corporation shall not indemnify him in any respect. Notwithstanding anything contained in this Article VIII which may be to the contrary, the corporation shall indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he was wholly successful, on the merits or otherwise, in the defense of the proceeding. The indemnification of directors and officers by the corporation herein provided shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior to the amendment).

        (b) The expenses of directors and officers incurred as a party to any threatened pending or completed proceeding, shall be paid by the corporation as they are incurred and in advance of the final disposition of the proceeding; provided, however, that the advance payment of expenses shall be made only upon receipt by the corporation of both a written affirmation from the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under the Act and an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer has not met those standards.

        (c) Any director or officer may enforce his rights to indemnification or advance payments for expenses in a suit brought against the corporation if his request for indemnification or advance payments for expenses is wholly or partially refused by the corporation or if there is no determination with respect to such request within 60 days from receipt by the corporation of a written notice from the director or officer for such a determination. If a director or officer is successful in establishing in a suit his entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he shall also be indemnified by the corporation for costs and expenses incurred in such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for the advancement of expenses under Section (b) of this Article VIII when the required affirmation and undertaking have been received by the corporation) that the claimant has not met the standard of conduct set forth in the Act. Neither the failure of the corporation nor independent legal counsel to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard or conduct nor a determination by the corporation or by independent legal counsel that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct. In a suit brought by a director or officer to enforce a right under this Section (c) or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that a director or officer is not entitled to be indemnified or is not entitled to an advancement of expenses under this Section (c) or otherwise, shall be on the corporation.

     (d) The right to indemnification and the payment or advancement of expenses as they are incurred and in advance of the final disposition of an action, suit, or proceeding shall not be exclusive of any other right to which a person may be entitled under these Articles of Incorporation, the bylaws, a resolution of shareholders or directors, an agreement, or otherwise; provided, however, that all rights to indemnification and to the payment or advancement of expenses are valid only to the extent that they are consistent with the Act, as it may be limited by these Articles of Incorporation. The right to indemnification under Section (a) hereof shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, next of kin, executors, administrators and legal representatives.

     (e) The corporation may purchase and maintain insurance or other arrangement at its expense to protect itself, any director, officer, employee, or agent of the corporation or any person who is or was serving at the request of the corporation as a director, officer, partner, venture, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, irrespective of whether or not the corporation would have the power to indemnify him against that liability under this Article VIII. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of persons indemnified by the corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or (iv) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained or established within the corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation.

     (f) The corporation shall not be obligated to reimburse the amount of any settlement unless it has agreed to such settlement. If any person shall unreasonably fail to enter into a settlement of any proceeding within the scope of Section (a) hereof, offered or assented to by the opposing party or parties and which is acceptable to the corporation, then notwithstanding any other provision of this Article VIII, the indemnification obligation of the corporation in connection with such action, suit, or proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected.

     (g) The corporation may, but need not, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation or to any director, officer, employee or agent of any of its subsidiaries to the fullest extent of the provisions of the Act and of this Article VIII subject to the imposition of such conditions or limitations as the Board of Directors of the corporation may deem necessary or appropriate.

     (h) The provisions of this Article VIII are valid only to the extent that they are consistent with applicable laws and regulations. The invalidity of any provision of this Article VIII will not affect the validity of the remaining provisions of Article VIII.

                                  ARTICLE IX.

     The right to accumulate votes in the election of directors and/or cumulative voting by any shareholder is hereby expressly denied.

                                  ARTICLE X.

     No shareholder of this corporation shall, by reason of his holding shares of any class of stock of this corporation, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of any such shareholder, other than such rights if any, as the Board of Directors, at its discretion, from time to time may grant, and at such price as the Board of Directors at its discretion may fix; and the Board of Directors may issue shares of any class of stock of this corporation or any notes, debentures, bonds or other securities convertible into or carrying options, or warrants or rights to purchase shares of any class of such notes debentures, bonds or other securities, either in whole or in part, to the existing shareholders of any class.

                                  ARTICLE XI.

        The address of its initial registered office is 100 West Arkansas, Mt. Pleasant, Texas 75455 and the name of its initial registered agent at such address is Bill G. Jones.

                                 ARTICLE XII.

        The number of directors shall be fixed by the bylaws of the corporation, and until changed by the bylaws, shall be nine (9); the names and addresses of those who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are as follows:

        NAME                                    ADDRESS

John Conroy                             P.O. Box 812
                                        Mt. Pleasant, Texas  75455

Jonice Crane                            503 Redbud
                                        Mt. Pleasant, Texas 75455

John E. Greene                          P.O. Box 4
                                        Mt. Pleasant, Texas 75455

C. A. Hinton                            P.O. Box 572
                                        Mt. Pleasant, Texas 75455

Bill G. Jones                           4810 Quail Creek
                                        Mt. Pleasant, Texas 75455

Jerry Jones                             P.O. Box 186
                                        Talco, Texas  75487

Weldon Miller                           P.O. Box 250
                                        Mt. Pleasant, Texas 75455

Arthur B. Scharlach, Jr.                P.O. Box 389
                                        Mt. Pleasant, Texas 75455

D. R. Zachry, Jr.                       310 Delwood
                                        Mt. Pleasant, Texas 75455

        The Board of Directors shall have the power to alter, amend or repeal the bylaws of the corporation or to adopt new bylaws.

                                 ARTICLE XIII.

        The name and address of the incorporator is as follows:

        NAME                                    ADDRESS

Michael J. Forde                        1445 Ross Avenue, Suite 3200
                                        Dallas, Texas  75202

        IN WITNESS WHEREOF, I have hereunto set my hand as of the 4th day of December, 1990.


                                                /s/ Michael J. Forde
                                                -------------------------
                                                Michael J. Forde

                            ARTICLES OF AMENDMENT
                                      OF
                            GUARANTY BANCORP, INC.


        1. Guaranty Bancorp, Inc. (the "Corporation"), pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, hereby adopts the following amendment to its Articles of Incorporation:

                                   ARTICLE I

        Article I of the Articles of Incorporation is hereby amended to read in its entirety as follows:

        "The name of the Corporation is Guaranty Bancshares, Inc."

        2. The amendment to Article I of the Articles of Incorporation was adopted on the 21st day of December, 1990, by the unanimous consent of the sole shareholder of Guaranty Bancorp, Inc.

        3. The number of common shares of eh Corporation outstanding at the time such amendment was adopted was 1,000 and the number of such shares entitled to vote thereon was 1,000.

        4. There were 1,000 shares voted in favor of the amendment to Article I, -0- shares voted against such amendment and -0- shares were not voted.

        Dated the 21st day of December, 1990.

                                            GUARANTY BANCORP, INC.


                                            By: /s/ Bill G. Jones
                                               -------------------------------
                                               Bill G. Jones, President

              ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                           GUARANTY BANCSHARES, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation


                                  ARTICLE ONE

     The name of the corporation is Guaranty Bancshares, Inc.


                                  ARTICLE TWO

     The following four amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on March 24, 1998. Two of the amendments alter or change the amended Articles of Incorporation and two of the amendments are additions to the amended Articles of Incorporation.

     Article IV was amended to increase the number of authorized shares of common stock to 50 million shares and to increase the number of authorized shares of preferred stock to 15 million shares, issuable in series by the Board of Directors. The amendment alters or changes Article IV of the amended Articles of Incorporation and the full text of Article IV is as follows:

                                   ARTICLE IV

     Section 4.1. Authorized Shares. The aggregate number of all classes of stock which the Corporation has authority to issue is 65,000,000 shares divided into (A) one class of 50,000,000 shares of Common Stock with a par value of $1.00 per share, and (B) one class of 15,000,000 shares of Preferred Stock with a par value of $5.00 per share, which may be divided into and issued in series as set forth in this Article IV.

     Section 4.2. Authorization of Directors to Determine Certain Rights of Preferred Stock. The shares of Preferred Stock may be divided into and issued in series. The Board of Directors shall have the authority to establish series of unissued shares of Preferred Stock by fixing and determining the relative rights and preferences of the shares of any series so established, and to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock to less than the number of shares within such series that are then issued. The Preferred Stock of each such series shall have such designations, preferences, limitations, or relative rights, including voting rights, as shall be set forth in the resolution or resolutions establishing such series adopted by the Board of Directors, including, but without limiting the generality of the foregoing, the following:

          (A) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board of Directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board of Directors;

          (B) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

          (C) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock, obligations, indebtedness, rights to purchase securities or other securities of the Corporation or other entities, domestic or foreign, or for other property or for any combination of the foregoing, and the terms and conditions of such conversion or exchange;

          (D) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

          (E) The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

          (F) The terms of any sinking fund or redemption or repurchase or purchase account, if any, to be provided for shares of such series of Preferred Stock;

          (G) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

          (H) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

     Section 4.3. Preferences, Limitations and Relative Rights of All Classes of Capital Stock.

          (A) General. All shares of Common Stock shall have rights identical to those of all other such shares. Except as they may vary among series established pursuant to Section 4.2 of this Article IV, all shares of Preferred Stock shall have preferences, limitations, and relative rights identical to those of all other such shares.

          (B) Liquidation Preference. In the event of dissolution, liquidation, or winding up of the Corporation (whether voluntary or involuntary), after payment or provision for payment of debts but before any distribution to the holders of Common Stock, the holders of each series of Preferred Stock then outstanding shall be entitled to receive the amount fixed by the Board of Directors pursuant to Section 4.2 of this Article IV and no more. All remaining assets shall be distributed pro rata among the holders of Common Stock. If the assets distributable among the holders of Preferred Stock are insufficient to permit full payment to them, the entire assets shall be distributed among the holders of the Preferred Stock in proportion to their respective liquidation preferences unless otherwise provided by the Board of Directors pursuant to Section 4.2 of this Article IV. Neither the consolidation, merger, or reorganization of the Corporation with any other corporation or corporations, nor the sale of all or substantially all the assets of the Corporation, nor the purchase or redemption by the Corporation of any of its outstanding shares shall be deemed to be a dissolution, liquidation, or winding up within the meaning of this paragraph.

          (C)  Redemption.

              (1) Right; Method. All or any part of any one or more series of Preferred Stock may be redeemed at any time or times at the option of the Corporation, by resolution of the Board of Directors, in accordance with the terms and conditions of this Article IV and those fixed by the Board of Directors pursuant to Section 4.2 of this Article IV. The Corporation may redeem shares of any one or more series without redeeming shares of any other series. If less than all the shares of any series are to be redeemed, the shares of the series to be redeemed shall be selected ratably or by lot or by any other equitable method determined by the Board of Directors.

              (2) Notice. Notice shall be given to the holders of shares to be redeemed, either personally or by mail, not less than twenty nor more than fifty days before the date fixed for redemption.

              (3) Payment. Holders of redeemed shares shall be paid in cash the amount fixed by the Board of Directors pursuant to Section 4.2 of this
     Article IV.

              (4) Provision for Payment. On or before the date fixed for redemption, the Corporation may provide for payment of a sum sufficient to redeem the shares called for redemption either (a) by setting aside the sum, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed, or (b) by depositing such sum in a bank or trust company (either one in Texas having capital and surplus of at least $10,000,000 according to its latest statement of condition, or one anywhere in the United States duly appointed and acting as transfer agent of the Corporation) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay to the holders of the shares to be redeemed, on or after the date fixed for redemption, the redemption price on surrender of their respective share certificates. The holders of shares to be redeemed may be evidenced by a list certified by the Corporation (by its president or a vice president and by its secretary or an assistant secretary) or by its transfer agent. If the Corporation so provides for payment, then from and after the date fixed for redemption (a) the shares shall be deemed to be redeemed, (b) dividends thereon shall cease to accrue, (c) such setting aside or deposit shall be deemed to constitute full payment for the shares,
     (d) the shares shall no longer be deemed to be outstanding, (e) the holders thereof shall cease to be shareholders with respect to such shares, and (f) the holders shall have no rights with respect thereto except the right to receive (without interest) their proportionate shares of the funds so set aside or deposited upon surrender of their respective certificates, and any right to convert such shares which may exist. Any interest accrued on funds so set aside or deposited shall belong to the Corporation. If the holders of the shares do not, within six years after such deposit, claim any amount so deposited for redemption thereof, the bank or trust company shall upon demand pay over to the Corporation the balance of the funds so deposited, and the bank or trust company shall thereupon be relieved of all responsibility to such holders.

              (5) Status of Redeemed Shares. Shares of Preferred Stock which are redeemed shall be canceled and shall be restored to the status of authorized but unissued shares.

          (D) Purchase.  Except as fixed by the Board of Directors pursuant to
     Section 4.2 of this Article IV or as otherwise expressly provided by law, nothing herein shall limit the right of the Corporation to purchase any of its outstanding shares in accordance with law, by public or private transaction.

     Article VIII was amended to provide for indemnification to the fullest extent allowed by law. The amendment alters or changes Article VIII of the amended Articles of Incorporation and the full text of Article VIII is as follows:

                                  ARTICLE VIII

     Section 8.1. Indemnification. As permitted by Section G of Article 2.02-1 of the Texas Business Corporation Act or any successor statute (the "Indemnification Article"), the Corporation hereby:

          (a) makes mandatory the indemnification permitted under Section B of the Indemnification Article as contemplated by Section G thereof;

          (b) makes mandatory its payment or reimbursement of the reasonable expenses incurred by a former or present director who was, is, or is threatened to be made a named defendant or respondent in a proceeding upon such director's compliance with the requirements of Section K of the Indemnification Article; and

          (c) extends the mandatory indemnification referred to in Section 8.1(a) above and the mandatory payment or reimbursement of expenses referred to in Section 8.1(b) above (i) to all former or present officers of the Corporation and (ii) to all persons who are or were serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust or employee benefit plan, to the same extent that the Corporation is obligated to indemnify and pay or reimburse expenses to directors.

     Section 8.2. Nonexclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which the person indemnified may be entitled under any bylaw, agreement, authorization of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of such person's heirs and legal representatives.

     Section 8.3. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another business, foreign, domestic or non-profit corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan, against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person's status as such a person, whether or not the Corporation would have the power to indemnify such person against that liability under the provisions of this Article or the Texas Business Corporation Act.

     Section 8.4. Witnesses. Notwithstanding any other provision of this Article, the Corporation shall pay or reimburse expenses incurred by any director, officer, employee or agent in connection with such person's appearance as a witness or other participation in a proceeding at a time when such person is not a named defendant or respondent in such proceeding.

     Article XIV was added to reduce from two-thirds to a majority the number of shares of common stock required to approve extraordinary corporate transactions. The amendment is an addition to the amended Articles of Incorporation and the full text of Article XIV is as follows:

                                  ARTICLE XIV

     With respect to any matter for which the affirmative vote of a portion of the shares of the Corporation entitled to vote greater than a majority of such shares is required by the Texas Business Corporation Act (or any successor or replacement statute), as the same now exists or may hereafter be amended, the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote on the matter shall be the act of the shareholders.

     Article XV was added to increase to 50% the percentage of the outstanding shares of the corporation entitled to vote that is required to call a special meeting of the corporation's shareholders. The amendment is an addition to the amended Articles of Incorporation and the full text of Article XV is as follows:

                                   ARTICLE XV

     Special meetings of the shareholders of the Corporation may be called only
(1) by the Chairman of the Board, by the President, by a majority of the Board of Directors, or by such other person or persons as may be authorized in the Bylaws or (2) by the holders of 50% of the outstanding shares of the Corporation entitled to vote at the proposed special meeting.

                                 ARTICLE THREE

     The number of shares of the corporation outstanding at the time of such adoption was 364,040; and the number of shares entitled to vote thereon was 364,040.

                                  ARTICLE FOUR

     The number of shares voted for the amendment to change Article IV was 295,273, the number of shares voted against such amendment was 3,907 and the number of shares abstaining was 120.

     The number of shares voted for the amendment to change Article VIII was 295,577, the number of shares voted against such amendment was 3,603 and the number of shares abstaining was 120.

     The number of shares voted for the amendment to add Article XIV was 295,069, the number of shares voted against such amendment was 4,111 and the number of shares abstaining was 120.

     The number of shares voted for the amendment to add Article XV was 294,787, the number of shares voted against such amendment was 4,393 and the number of shares abstaining was 120.


Dated: March 25, 1998

                                 GUARANTY BANCSHARES, INC.


                              By: /s/ Arthur B. Scharlach, Jr.
                                 ----------------------------------
                                 Arthur B. Scharlach, Jr.
                                 President